UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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JOHNSON & JOHNSON

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***  Exercise Your Right to Vote  ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on April 24, 2014

Meeting Information
JOHNSON & JOHNSON	Meeting Type: Annual Meeting
For shareholders as of: February 25, 2014
Date: April 24, 2014 Time: 10:00 a.m. Eastern Time
Location: Hyatt Regency Hotel Two Albany Street New Brunswick, NJ 08901
JOHNSON & JOHNSON ONE JOHNSON & JOHNSON PLAZA NEW BRUNSWICK, NJ 08933	To attend the annual meeting please request a ticket at www.proxyvote.com
You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, scan the QR code on the reverse side, or request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote
How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT ; ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com, or scan the QR code below.
How to Request and Receive a PAPER or E-MAIL Copy of the Proxy Materials:
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Please request the proxy materials as instructed above on or before April 10, 2014 to facilitate timely delivery.

How To Vote Please Choose One of the Following Voting Methods

Vote In Person: To vote in person at the meeting, you must obtain a legal proxy from the bank, broker or other holder of record that holds these shares, and bring it, or other evidence of stock ownership, with you to the meeting. Please request an admission ticket in advance. See Shareholder Meeting Ticket Request below.

Vote By Internet: Go to www.proxyvote.com or from a smart phone, scan the QR code above. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the proxy materials, which will include a proxy card.

Shareholder Meeting Ticket Request: To attend the meeting, request an admission ticket by mail or e-mail as described in the Proxy Statement, or go to the “shareholder meeting ticket request” link at www.proxyvote.com.

Voting Items
The Board of Directors recommends a vote FOR
all Director nominees listed, FOR Items 2 and 3,
and AGAINST Item 4.

	2.	Advisory Vote to Approve Named Executive Officer Compensation
1. Election of Directors:

 1a.   Mary Sue Coleman

 1b.  James G. Cullen

 1c.   Ian E. L. Davis

 1d.  Alex Gorsky

 1e.   Susan L. Lindquist

 1f.   Mark B. McClellan

 1g.  Anne M. Mulcahy

 1h.  Leo F. Mullin

 1i.   William D. Perez

 1j.   Charles Prince

 1k.  A. Eugene Washington

 1l.   Ronald A. Williams

	3. 4.	Ratification of Appointment of Independent Registered Public Accounting Firm for 2014 Shareholder Proposal - Executives to Retain Significant Stock